UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 22, 2018

SOLIS TEK INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53635	20-8609439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

853 Sandhill Avenue, Carson, California 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 998-8881

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On August 22, 2018, Solis Tek Inc. (the “Company”) entered into an employment agreement (the “Lien Agreement”) with Alan Lien (“Lien”) to continue to serve as the Company’s President, Chief Executive Officer and Chief Financial Officer. On August 22, 2018, the Company entered into an employment agreement (the “Davis Agreement” and together with the Lien Agreement, the “Agreements”) with Tiffany Davis (“Davis” and together with Lien, the “Executives”) to continue to serve as our Chief Operating Officer. The Davis Agreement supersedes and replaces the employment agreement entered into between the Company and Davis on February 14, 2018, which was terminated on August 22, 2018.

The base salary for Lien under the Lien Agreement is $280,000 per annum and the base salary for Davis under the Davis Agreement is $230,000 per annum. The base salaries increase by 10% and 8% per annum for Lien and Davis, respectively. The Lien Agreement has an initial term of four years and the Davis Agreement has an initial term of three years and the Agreements automatically renew for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term. Lien and Davis will receive signing bonuses of $46,500 and $55,000, respectively, within 30 days. The Executives are entitled to receive performance-based bonuses based on increases in the Company’s total gross, top-line revenue compared to the prior year. These performance-based bonuses are a percentage of their total salary and options to purchase the Company’s common stock.

Pursuant to the Agreements, Lien and Davis received options to purchase shares of common stock equal to 6% and 3%, respectively, of the Company’s total number of shares of common stock outstanding. These options are immediately exercisable, expire five years from issuance, and are exercisable at $0.74 per share. On the first, second and third anniversaries, (i) Lien shall receive options to purchase 3% of the total number of shares of common stock then outstanding and (ii) Davis shall receive options to purchase 2%, 2% and 3%, respectively, of the total number of shares of common stock then outstanding, with all such options having an exercise price equal to the closing price of the Company’s common stock on the trading day prior to such anniversary and exercisable for five years from issuance. In addition, Davis received 750,000 shares of common stock on the effective date of the Davis Agreement.

Pursuant to the Agreements, if the Company terminates Executive’s employment without Cause (as defined in the Agreements) or Executive resigns for Good Reason (as defined in the Agreement), the Executive is entitled to the following payments and benefits: (1) Executive’s fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Executive may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of Executive’s base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Executive and Executive’s eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had such Executive remained continuously employed by the Company during such period.

Pursuant to the Agreements, if Executive’s employment is terminated as a result of death or permanent disability, Executive or Executive’s estate, as applicable, is entitled to Executive’s fully earned but unpaid base salary through the end of the month in which termination occurs at the rate then in effect.

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The foregoing description of the terms of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreements, which are filed herewith as Exhibits 10.01 and 10.02 and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter Najarian

On August 22, 2018, the Board of Directors (the “Board”) of the Company increased the number of directors to three and appointed Mr. Peter Najarian as a director of the Company, effective immediately.

Peter Najarian, age 54, is a recognizable contributor on the CNBC mid-day show “Halftime Report” as well as CNBC’s post-market show “Fast Money”. Mr. Najarian is a founding member of Investitute.com, a financial education and newsletter services company established in 2016. He is also a founding member of Rebellion Partners, LLC, a private banking company, established in 2016.

He is also is a founding member of One Chicago, an electronic exchange in futures on individual stocks, narrow-based indexes, and ETFs. He is also the Co-Founder of Hedgehog, a stock, options, and futures trading platform and he co-developed the Heat Seeker™ and complementary programs identifying unusual buying activity in stocks, options, and futures.

Following a football career that included several seasons with the NFL’s Tampa Bay Buccaneers and Minnesota Vikings, he began options trading in 1992 at Mercury Trading, a market-making firm at the Chicago Board Options Exchange. Two years later, he assumed responsibility for Mercury’s risk and arbitrage departments. In 2005, Najarian co-founded, optionMONSTER, an options news and education firm, and tradeMONSTER, an online brokerage firm. Both were acquired in 2014 by private equity. Mr. Najarian graduated with a B.A. degree from the University of Minnesota.

Mr. Najarian will hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified or until his earlier death, resignation or removal. The Board has determined that Mr. Najarian satisfies the definition of “independent” director, including, without limitation, the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended.

In connection with the appointment of Mr. Najarian, the Company granted him 100,000 shares of common stock, which vested immediately.

There is no understanding or arrangement between Mr. Najarian and any other person pursuant to which Mr. Najarian was selected as a director. Mr. Najarian does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

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Appointment of Tiffany Davis

On August 22, 2018, the Board appointed Davis as a director of the Company, effective immediately.

Davis, 39, has served as the Company’s Chief Operating Officer since February 21, 2018. Between September 2017 and February 2018, Davis was an operations executive for the Company. Davis has had 19 years of experience as a financial professional working in both management consulting and private equity. She has held several key leadership positions in accounting, finance, and operations. She has extensive experience in supply chain functionality, financial and operational due diligence, cash flow forecasting, financial statement analysis, development and value retention in a number of industries including most recently in the cannabis industry. From January 2016 through August 2017, Davis worked as management consultant for Central Park Financial, a U.S. based cannabis consulting group supporting legal grows, assisting in license applications, developing programs for cultivators, business structuring for medical dispensaries including developing M&A opportunities and initiation of several start-up ventures. Between July 2013 and January 2016, Davis worked as a Group Vice President for Lockton Brokerage, LLC, a U.S. based private equity group, performing due diligence tasks resulting in placing hundreds of millions of dollars in creative investment and debt instruments for appropriate investment opportunities. Between 2011 and 2013, Davis was a private equity analyst at Beacon Bay Holdings. From 2009 to 2011, Davis was a Manger of Corporate Advisory for Grant Thornton, LLP, a worldwide accounting firm, in accounting and supply chain services during the automotive crisis in the U.S., specifically on the Chrysler turnaround project. From 2005 to 2008, Davis worked for an international technology sector company with $500 million in revenues as a Vice President of Special Projects for an automobile parts sourcing project in India from the company’s headquarters in Chicago, Il. Davis received her B.S. from DePaul University in 2002 and a MBA from University of Chicago Graduate School of Business in 2009.

Davis will hold office until the next annual meeting of shareholders and until her successor shall have been elected and qualified or until her earlier death, resignation or removal. The Board has determined that Davis does not satisfy the definition of “independent” director, including, without limitation, the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended, as she is also an employee of the Company.

In connection with the appointment of Ms. Davis to the Board, the Company granted her 100,000 shares of common stock, which vested immediately.

There is no understanding or arrangement between Davis and any other person pursuant to which Davis was selected as a director. Davis does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Employment Agreements with Alan Lien and Tiffany Davis

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

Resignation of Alvin Hao

On August 22, 2018, Alvin Hao resigned as a member of the Board, effective immediately. Mr. Hao remains as an Executive Vice President of the Company. In submitting his resignation, Mr. Hao did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Item 8.01 Other Events.

On August 23, 2018, the Company issued a press release announcing certain appointments and resignations, as discussed in Item 5.02 above. A copy of the press release that discusses these matters is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be “filed” for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01	Employment Agreement, dated August 22, 2018, by and between Solis Tek Inc. and Alan Lien.
10.02	Employment Agreement, dated August 22, 2018, by and between Solis Tek Inc. and Tiffany Davis.
17.01	Resignation Letter of Alvin Hao.
99.01	Press Release, dated August 23, 2018, issued by Solis Tek Inc.*

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLIS TEK INC.

Date: August 23, 2018	By:	/s/ TIFFANY DAVIS
Tiffany Davis
Chief Operating Officer

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